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                                                                         Ex 99.1

                                           FEBRUARY 1, 1995


                  AMENDED AND RESTATED NETWORK EXPRESS, INC.
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                            1991 STOCK OPTION PLAN
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          1.   Certain Definitions.
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          The "Code" is the Internal Revenue Code of 1986, as amended.

          The "Committee" is a committee of two or more directors of the Company, each of whom is Disinterested.

          The "Common Stock" is the common stock, $.10 par value per share, of the Company.

          The "Company" is Network Express, Inc., a Michigan corporation.

          "Disabled" or "Disability" means permanently disabled as defined in
Section 22(e)(3) of the Code.

          "Disinterested" shall have the same meaning as defined in Rule 16b-3 promulgated under the Exchange Act.

          "Employee" means an individual with an "employment relationship" with the Company, or any Parent or Subsidiary, as defined in Regulation 1.421-7(h) promulgated under the Code, and shall include, without limitation, employees who are directors of the Company, or any Parent or Subsidiary.

          "Employment" means the state of being an Employee.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" shall mean the average of the high and low sale prices per share of the Common Stock reported in the Wall Street Journal for the last preceding day on which the Common Stock was traded prior to the date with respect to which the fair market value is to be determined, as determined by the Committee in its sole discretion.

          An "Incentive Stock Option" is an option intended to meet the requirements of Section 422 of the Code.

          A "Nonqualified Stock Option" is an option granted under the Plan other than an Incentive Stock Option.

          "Parent" means any "parent corporation" of the Company as defined in
Section 424(e) of the Code.

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          The "Plan" is the 1991 Stock Option Plan.

          "Subsidiary" means any "subsidiary corporation" of the Company as defined in Section 424(f) of the Code.

          2.   Purpose.  The purpose of the Plan is to promote the best
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interests of the Company and its shareholders by encouraging participants to acquire a proprietary interest in the Company, thus identifying their interests with those of its shareholders and encouraging the participants to make greater efforts on behalf of the Company.

          3.   Administration.  The selection of participants in the Plan and
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decisions concerning the timing, pricing and amount of any grant of options under the Plan shall be made by the Committee. Except as provided in Section 13 of the Plan, the Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or any option granted under the Plan shall be final and binding upon all participants.

          4.   Participants.  Participants in the Plan shall be such Employees
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as the Committee may select from time to time. The Committee may grant options to an individual upon the condition that the individual become an Employee, provided that the option shall be deemed to be granted only on the date the individual becomes an Employee.

          5.   Stock.  The stock to be issued under the Plan shall be shares
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of Common Stock of the Company (the "Stock"). The total amount of stock on which options may be granted under the Plan shall not exceed 1,000,000 shares, subject to adjustment as provided in Section 12 hereof. Stock released from option upon the termination, expiration or surrender of any option prior to complete exercise of the option may again be subjected to options under the Plan.

          6.   Grant of Options.  The Committee, at any time and from time to
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time prior to the termination of the Plan as provided in Section 14 hereof, may grant options to such employees of the Company or its subsidiaries as the Committee may select and for such number of shares as the Committee shall designate. The Committee may designate any option granted as either an incentive stock option or a nonqualified stock option, or the Committee may designate a portion of an option as an incentive stock option or a nonqualified stock option. An incentive stock option is an option intended to meet the requirements of Section 422A of the Internal Revenue Code of 1986 (the "Code"). A nonqualified stock option is an option granted under the Plan other than an incentive stock option. Each option granted under the Plan shall meet all of the terms and conditions of the Plan, except that an incentive stock option shall comply with the addition requirements of Section 5. The date on which an option shall be granted shall be the date of the Committee's authorization of the option or such later date as may be determined by the Committee at the time the option is authorized. Any individual may hold more than one option under this Plan. No individual shall be ineligible for an option under this Plan because he or she has received or is eligible to receive an option under any other plan or arrangement of the Company. Each option shall be evidenced by a stock option agreement in such form and containing such provisions not inconsistent with the Plan as the Committee shall approve.

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          5.   Incentive Stock Options.  Any option intended to constitute an
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incentive stock option shall comply with the requirements of this Section 5. No incentive stock option shall be granted to any participant who owns (within the meaning of Section 425(d) of the Code) stock of the Company or any subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary unless, at the date of grant, the exercise price for the option is at least 110% of the fair market value of the shares subject to the option and the option, by its terms, is not exercisable more than five years after the date of grant. The aggregate fair market value of the underlying common stock (determined as of the time the options are granted) as to which incentive stock options under the Plan (or a plan of a subsidiary corporation) may first be exercised by a participant in any one calendar year shall not exceed $100,000.

          6.   Option Price.  The Committee shall determine the option price
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per share for each option granted under the Plan. The option price for each share of stock for which an option is granted under the Plan shall not be less than one dollar per share. All incentive stock options shall have an option price equal to the greater of $1.00 per share or 100% of the fair market value of the Company's common stock on the date of grant (with fair market value calculated by the Committee in a manner consistent with Section 422A of the
Code).

          7.   Term of Options and Rights.  The Committee, at its discretion,
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shall determine the general terms and conditions of exercise options granted under the Plan. However, no option shall be exercisable prior to one year from the date of grant or after the tenth anniversary of the date of grant.

          8.   Termination of Employment.  Upon the expiration of a period of
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three months after the termination of the employment of an optionee for any reason other than death or disability as defined in Section 22(e)(3) of the Internal Revenue Code, all rights to purchase shares pursuant to an exercisable option shall expire and terminate. Absence of an employee from the Company or a subsidiary as a result of authorized leaves of absence for military or government service or for other special purposes approved by the Committee shall not constitute a termination of employment under this Section.

          In the event of an optionee's (a) termination of employment due to disability, as defined above, or (b) the death of an optionee while an employee of the Company or within the three-month period following termination of employment during which the option may be exercised, such option may, subject to the terms thereof and the other terms of the Plan (specifically including
Section 7 hereof), be exercised by the optionee or the legal representative of such optionee's estate (on behalf of the estate or the person or persons to whom the option passed by will or by the laws of descent and distribu- tion) at any time prior to the first anniversary of the optionee's termination of employment due to disability or the death of such optionee, but only to the extent that such optionee was entitled to exercise such option at the date of death or termination of employment due to disability.

          9.   Exercise of Options.  Full payment for shares purchased pursuant
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to options granted under the Plan shall be made at the time of exercise of the options. Options may be exercised in whole or in part. Payment for shares being purchased upon the exercise of options granted under the Plan may be made in cash or by personal check, certified or bank cashier's check. A person exercising an option shall also reimburse the Company for any

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income or employment tax withholding requirements and provide the Company such information and data as the Company may deem necessary.

          The Company may require an optionee, as a condition of exercise, to establish to the satisfaction of the Company that all shares acquired upon the exercise of an option will be acquired for investment and not for resale. The Company may permit the subsequent sale or other disposition of any Stock so acquired if it is satisfied that such sale or other disposition would not contravene applicable securities law. Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver Stock pursuant to the exercise of an option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and deliver Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of any stock exchange or nationally-recognized trading market on which the stock may be listed or traded, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

          Certificates for shares purchased pursuant to options granted under the Plan will bear the following legend if the shares are issued pursuant to an exemption from registration under applicable securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT.

          10.  Options Not Transferable.  No option granted under the Plan
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shall be transferable by the optionee other than by will or the laws of descent and distribution, and an option may be exercised during an optionee's lifetime only by the optionee.

          11.  Adjustments.  In the event of any stock dividend on the Stock,
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subdivision or combination of shares of the Stock, reclassification of the
Stock, and (in accordance with the provisions of the next paragraph of this Section 11) in the event of a merger in which the Company shall be the surviving corporation, the aggregate number and class of shares available for the granting of options under the Plan, the number and class of shares subject to each outstanding option, and the option prices shall be proportionately adjusted.

          After any merger of one or more corporations into the Company, in which the Company is the surviving corporation, each optionee shall, at no additional cost, be entitled upon any exercise of the option, to receive (subject to any required action by shareholders), in lieu of the number of shares as to which such option shall then be so exercised, the number and class of shares of stock or other securities to which such optionee would have been entitled pursuant to the terms of the agreement of merger if at the time of such merger such

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optionee had been a holder of record of a number of shares of Stock of the
Company equal to the number of shares as to which such option shall then be so exercised. Comparable rights shall accrue to each optionee in the event of successive mergers of the character described above. Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company or upon any merger or plan of share exchange in which the Company is not the surviving corporation, any option granted under this Plan shall terminate; but if a period of 12 months from the date of the grant of any such option shall have expired, each optionee who is then an employee of the Company shall have the right, immediately prior to such dissolution, liquidation, merger, or plan of share exchange, to exercise his or her option in full to the extent not theretofore exercised regardless of any installment provision applicable to the option.

          The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

          12.  No Rights as Shareholder.  The holder of an option shall not
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have any rights as a shareholder of the Company with respect to any of the shares covered by such option until issuance of a stock certificate or certificates upon the exercise of such option in full or in part and then only with respect to the shares represented by such certificate or certificates. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

          13.  Termination and Amendment of Plan.  The Committee may terminate
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the Plan at any time, but the Plan shall in any event terminate on the date ten years after the approval of this Plan by the Committee, provided, however, that the Plan and the powers of the Committee shall continue in effect with respect to options outstanding under the Plan at the time the Plan terminates. No option may be granted after the termination of the Plan, but the termination of the Plan shall not affect the rights of the holders of any option theretofore granted and then outstanding. The Committee may amend or modify the Plan at any time, but no such amendment or modification, without the approval of the shareholders, shall increase the amount of Stock on which options may be granted, except as permitted under Section 11. No such amendment or modification shall affect the rights of the holder of any option theretofore granted and then outstanding without his or her consent or the consent of the transferee of the option or right.

          14.  Effect of Plan on Employment.  Neither the adoption of the Plan
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nor the granting of any option pursuant to it shall be deemed to create any right in any individual to be retained or continued in the employment of the Company or any of its subsidiaries.

          15.  Use of Proceeds.  The proceeds received from the sale of stock
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pursuant to the Plan will be used for general corporate purposes.

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